UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 19, 2008 (June 18, 2008)

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	0-6814	83-0205516
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Glen L. Larsen Building
877 North 8th West Riverton, WY		82501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (307) 856-9271

Not Applicable
Former Name, Former Address or Former Fiscal Year,, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

This Form 8-K/A changes the date of report and event reported, as shown on the first page hereof, to correct the erroneous dates on the first page of the Form 8-K filed June 19, 2008, and to correct the erroneous signature date on the last page of the original Form 8-K.  All other disclosure in this Form 8-K/A is identical to the original report.

Section 8: Other Events

Item 8.01.                      Decision of the Colorado Mined Land Reclamation Board Denying Jurisdiction

As previously reported in Part II, Item 1 (“Legal Proceedings”) of U.S. Energy Corp.’s Form 10-Q for the quarter ended March 31, 2008 (filed May 12, 2008), the High Country Citizens’ Alliance (‘HCCA”) filed, in March 2008, a request for a public hearing and appeal before the Colorado Mined Land Reclamation Board regarding the determination by the Division of Reclamation, Mining and Safety of the Colorado Department of Natural Resources authorizing activity at the Lucky Jack property under a Notice of Intent to Conduct Prospecting Notice (the “NOI”).

On June 18, 2008, USE received the Board’s order (dated June 13, 2008) denying HCCA’s requests for (i) a hearing, on the grounds that the Colorado Mined Land Reclamation Act and applicable rules do not allow for Board review of a prospecting notice; and (ii) a declaratory order to terminate controversies or remove uncertainties as to the authorizing NOI.

HCCA has 30 days from the date of the Board’s order to file an appeal in the Denver District Court.

Section 9. Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: June 19, 2008	By:	/s/ Keith G. Larsen
Keith G. Larsen, CEO